A0826032

1566355

FILED
Secretary of State
State of California
MAR 20 2019

CERTIFICATE OF DETERMINATION
OF THE PREFERENCES AND RIGHTS OF
SERIES C CONVERTIBLE PREFERRED STOCK
OF 2050 MOTORS, INC.

The undersigned, Vikram Grover does hereby certify that:

A. He is the duly elected and acting President and Secretary of 2050 Motors, Inc., a California corporation (the "Corporation").

B. The authorized number of shares of Preferred Stock of the Corporation is 10,000,000, and there are a sufficient number of authorized and unissued shares available for the issuance hereunder.

C. 1,000,000 shares of the authorized Preferred Stock be designated as Series C Convertible Preferred Stock and of which none of the shares of the series have been issued.

D. Pursuant to authority given by the Corporation's Articles of Incorporation (the "Articles of Incorporation"), the Board of Directors of the Corporation has duly adopted the following recitals and resolutions in accordance with the relevant provisions of the California Corporations Code:

"**WHEREAS**, the Articles of Incorporation of the Corporation authorize a class of Preferred Stock comprising 10,000,000 shares issuable from time to time in one or more series; and

WHEREAS, the Board of Directors of the Corporation is authorized to fix or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock including but not limited to the dividend rights, dividend rates, conversion rights, voting rights, and the liquidation preferences, and the number of shares constituting any such series and the designation thereof, or any of them; and

WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to Series C Convertible Preferred Stock and the number of shares constituting such series;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors, in accordance with the Articles of Incorporation of the Corporation and applicable law, hereby does create and provide for the issue of a series of Preferred Stock consisting of 1,000,000 shares designated as "Series C Convertible Preferred Stock", none of which has been issued, and does hereby fix the voting powers, preferences and relative, participating, optional and other special rights of the shares of the Series C Convertible Preferred Stock, and the qualifications, limitations, and restrictions of such shares (this "Certificate of Determination"), are as follows

1. Designation and Amount. The shares of such series shall be designated "Series C Convertible Preferred Stock" (the "Series C Preferred Stock") and the number of shares constituting such series shall be 1,000,000.

2. *Dividends and Distributions*. The holders of outstanding shares of the Series C Preferred Stock shall be entitled to receive dividends, if, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefore, at the rate of $0.001 per share per annum (as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares), payable in preference and priority to any payment of any dividend on the Common Stock and payable as the Board of Directors may from time to time determine. The right to such dividend on the Series C Preferred Stock shall not be cumulative, and no right to such dividends shall accrue to the holders of the Series C Preferred Stock by reason of the Board's failure to declare and set apart dividends thereon for any given period as herein provided. If the Board of Directors shall elect to make further distribution of dividends after all dividends on the Series C Preferred Stock, as required by this Section 2 shall have been paid or declared and set apart for payment to holders of the Series C Preferred Stock, such dividends shall be made equally to all outstanding shares, preferred and common.

3. Voting.

(a) Each issued and outstanding share of Series C Preferred Stock, shall be entitled to have ten thousand (10,000) votes per share, at each meeting of stockholders of the Corporation (or pursuant to any action by written consent) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law and by the provisions of Section 4(b) below, holders of Series C Preferred Stock shall vote together with the holders of Common Stock as a single class.

(b) The vote or consent of the holders of a majority of the outstanding Series C Preferred stock shall be required for: (i) matters that by law require the approval of the outstanding shares of the respective class; (ii) any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided

for the benefit of the Series C Preferred Stock which result in a material adverse effect to the Series C Preferred Stock; (iii) an increase in the aggregate authorized number of shares of the Series C Preferred Stock; (iv) any action that reclassifies any outstanding shares into shares having priority as to dividends or assets senior to the Series C Preferred Stock or (v) any amendment of the Corporation's Articles of Incorporation that materially and adversely affects the rights of the Series C Preferred Stock.

4. Optional Conversion of Series C Convertible Preferred Stock. The Holders of Series C Convertible Preferred Stock shall have conversion rights as follows:

(a) Conversion Right. Each share of Series C Convertible Preferred Stock shall be convertible at the option of the Holder thereof and without the payment of additional consideration by the Holder thereof, at any time, into shares of Common Stock on the Optional Conversion Date (as hereinafter defined) at a conversion rate of one (1) share of Common Stock (the "Conversion Rate") for every one (1) share of Series C Convertible Preferred Stock, subject to adjustment as provided in Section 4 of this Certificate of Determination.

(b) Mechanics of Optional Conversion. To effect the optional conversion of shares of Series C Convertible Preferred Stock in accordance with Section 4(a) of this Certificate of Determination, any Holder of record shall make a written demand for such conversion (for purposes of this Certificate of Determination, a "Conversion Demand") upon the Corporation at its principal executive offices setting forth therein (i) the certificate or certificates representing such shares, and (ii) the proposed date of such conversion, which shall be a business day not less than fifteen (15) nor more than thirty (30) days after the date of such Conversion Demand (for purposes of this Certificate of Determination, the "Optional Conversion Date"). Within five days of receipt of the Conversion Demand, the Corporation shall give written notice (for purposes of this Certificate of Determination, a "Conversion Notice") to the Holder setting forth therein (i) the address of the place or places at which the certificate or certificates representing any shares not yet tendered are to be converted are to be surrendered; and (ii) whether the certificate or certificates to be surrendered are required to be endorsed for transfer or accompanied by a duly executed stock power or other appropriate instrument of assignment and, if so, the form of such endorsement or power or other instrument of assignment. The Conversion Notice shall be sent by first class mail, postage prepaid, to such Holder at such Holder's address as may be set forth in the Conversion Demand or, if not set forth therein, as it appears on the records of the stock transfer agent for the Series C Convertible Preferred Stock, if any, or, if none, of the Corporation. On or before the Optional Conversion Date, each Holder of the Series C Convertible Preferred Stock so to be converted shall surrender the certificate or certificates representing such shares, duly endorsed for transfer or accompanied by a duly executed stock power or other instrument of assignment, if the Conversion Notice so provides, to the Corporation at any place set forth in such notice or, if no such place is so set forth, at the principal executive offices of the Corporation. As soon as practicable after the Optional Conversion Date and the surrender of the certificate or certificates representing such shares, the Corporation shall issue and deliver to such Holder, or its nominee, at such Holder's address as it appears on the records of the stock transfer agent for the Series C Convertible Preferred Stock, if any, or, if none, of the Corporation, a certificate or certificates for the number of whole shares of Common Stock issuable upon such conversion in accordance with the provisions hereof.

(c) No Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series C Convertible Preferred Stock. In lieu of any fractional share to which the Holder would be entitled but for the provisions of this Section 4(c) based on the number of shares of Series C Convertible Preferred Stock held by such Holder, the Corporation shall issue a number of shares to such Holder rounded up to the nearest whole number of shares of Common Stock. No cash shall be paid to any Holder of Series C Convertible Preferred Stock by the Corporation upon conversion of Series C Preferred Convertible Stock by such Holder.

(d) Reservation of Stock. The Corporation shall at all times when any shares of Series C Preferred Convertible Stock shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C Convertible Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding shares of the Series C Convertible Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(e) Stock Dividends, Splits, Combinations and Reclassifications. If the Corporation shall (i) declare a dividend or other distribution payable in securities, (ii) split its outstanding shares of Common Stock into a larger number, (iii) combine its outstanding shares of Common Stock into a smaller number, or (iv) increase or decrease the number of shares of its capital stock in a reclassification of the Common Stock including any such reclassification in connection with a merger, consolidation or other business combination in which the Corporation is the continuing entity (any such corporate event, an "Event"), then in each instance the Conversion Rate shall be adjusted such that the number of shares issued upon conversion of one share of Series C Convertible Preferred Stock will equal the number of shares of Common Stock that would otherwise be issued but for such Event.

(f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to Section 4 of this Certificate of Determination, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and cause its principal financial officer to verify such computation and prepare and furnish to each Holder of Series C Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and setting forth in reasonable detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any Holder of Series C Convertible Preferred Stock, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Conversion Rate in effect at such time for the Series C Convertible Preferred Stock; and (iii) the number of shares of Common Stock and the amount, if any, of other property that at such time would be received upon the conversion of the Series C Convertible Preferred Stock.

(g) Issue Taxes. The converting Holder shall pay any and all issue and other non-income taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series C Convertible Preferred Stock.

5. Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, subject to the rights of any other series of Preferred Stock to be established by the Board of Directors of this Corporation (collectively, the "Senior Preferred Stock"), the holders of the Series C Preferred Stock shall be entitled to receive, after any distribution with respect to the Senior Preferred Stock and prior to and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock by reason of their ownership thereof, $0.0001 for each share (as adjusted for any stock split, stock division or consolidation) of Series B Preferred Stock then-outstanding.

(b) Upon the completion of the distribution required by subparagraph (i) of this Section C, the remaining assets of this Corporation available for distribution to stockholders shall be distributed among the holders of Series C Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series C Preferred Stock).

(b) A sale of all or substantially all of the Corporation's assets or an acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, a reorganization, consolidated or merger) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Corporation (a "Change in Control Event"), shall not be deemed to be a Liquidation for purposes of this Certificate of Determination.

6. Rule 144. The Preferred Stock, and the Common Stock issued upon conversion of the Preferred Stock, which bear restrictive legends as a result of the manner in which they were issued by the Company, generally may be sold in the public market (in the absence of registration) only if the sale is made in compliance with Rule 144 under the Act. In general, under Rule 144, a person (or persons whose shares are aggregated with those of others) who has beneficially owned "restricted" shares for at least one year, and a person who is deemed to be an "affiliate" of the Company, is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume in the over-the-counter market during the four calendar weeks preceding such sale. Non-affiliates who have held their shares for at least six months are entitled to sell their shares under Rule 144 without regard to volume limitations. The Preferred Stock and the underlying Common Stock bearing restrictive legends should satisfy the six month holding period required by Rule 144, from time to time, commencing six months year from the date of purchase of the Preferred Stock.

7. Legend. Each certificate evidencing the Series C Preferred Stock shall bear a legend in substantially the following form:

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND ANY SECURITY ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE OF THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE,

THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT."

8. Replacement Certificates. If any of the Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Preferred Stock certificate, or in lieu of and substitution for the Preferred Stock certificate lost, stolen or destroyed, a new Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Convertible Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the Transfer Agent.

9. Amendments. No provision of this Certificate of Determination of the terms of the Series C Preferred Stock may be amended, modified, or waived without the written consent or affirmative vote of the holders of a majority of the then-outstanding shares of Series C Preferred Stock.

A0826032

10. Status of Acquired Shares. Shares of Series C Preferred Stock received upon conversion pursuant to Section 4 or otherwise acquired by the Company will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class, and may thereafter be issued, but not as shares of Series C Preferred Stock.

11. Miscellaneous.

(a) The headings of the various sections and subsections of this Certificate of Determination are for convenience of reference only and shall not affect the interpretation of any of the provisions of this *Certificate of Determination*.

(b) Whenever possible, each provision of this Certificate of Determination shall be interpreted in a manner as to be effective and valid under applicable law and public policy. If any provision set forth herein is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Certificate of Determination. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein. If a court of competent jurisdiction should determine that a provision of this Certificate of Determination would be valid or enforceable if a period of time were extended or shortened, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

(c) Except as may otherwise be required by law, the shares of the Series C Preferred Stock shall not have any powers, designations, preferences or other special rights, other than those specifically set forth in this Certificate of Determination.

IN WITNESS WHEREOF, 2050 Motors, Inc. has caused this Certificate of Determination of the Preferences, and Rights of Series C Convertible Preferred Stock to be duly executed by its President and Secretary this 20th day of March, 2019.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge

By: [signature]
Vikram Grover
President\

By: [signature]
Vikram Grover
Secretary